Exhibit 99.1

Boston, United States September 10, 2020 Chief Financial Officer / Secretary United States: Charles Carter +1 (781) 357-3263 ccarter@gidynamics.com

GI Dynamics Completes Initial Closing of a $10 Million

Series A Preferred Stock Financing from Crystal Amber

BOSTON — September 10, 2020 — GI Dynamics® Inc. (‘GI Dynamics” or the “Company”), a medical device company that is developing EndoBarrier® for patients with type 2 diabetes and obesity, is pleased to announce the initial closing of its private placement offering of Series A Preferred Stock led by Crystal Amber Fund Limited (“Crystal Amber”), the Company’s majority stockholder.

Sale of up to $10 million of Series A Preferred Stock

The Company conducted a Special Meeting of Stockholders on September 3, 2020 at which the proposals were approved to increase the number of authorized shares of common stock to 280 million shares, increase the number of authorized shares of preferred stock to 118 million shares, and to establish the terms of the Series A Preferred Stock, among other proposals that were also approved (see the Company’s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission on 10 September 2020 for details related to the Special Meeting of Stockholders).

The Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware and completed the initial closing of the Crystal Amber led $10 million financing on September 4, 2020. The initial closing included the conversion of $1.25 million in outstanding convertible note principal into Series A Preferred Stock and the sale of $3.75 million of additional Series A Preferred Stock. The Company has issued 60,085,583 shares of Series A Preferred Stock to Crystal Amber.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

As part of the financing terms, a Note Exchange and Warrant Cancellation Agreement wherein the warrant issued to Crystal Amber on January 13, 2020 was cancelled and the unsecured convertible promissory note issued to Crystal Amber in August 2019 was cancelled and exchanged for a new unsecured convertible promissory note (the “2020 Note”) for a principal amount of approximately $4.9 million. The 2020 Note earns annually compounded interest at a rate of 5% per annum and the maturity date is June 30, 2022. At Crystal Amber’s sole discretion and at any time prior to June 30, 2022, the 2020 Note can be optionally converted into shares of common stock at a price equal to 200 percent of the initial purchase price of the Series A Preferred Stock.

Boston, United States September 10, 2020

The second closing of the financing is anticipated to include the sale of an additional $5 million of Series A Preferred Stock for the same price as the first closing and will occur on or before October 31, 2020. Crystal Amber has agreed to purchase any portion of the $5 million of shares not purchased by other investors.

Additionally, at the Special Meeting of Stockholders, the stockholders approved the Company’s 2020 Employee, Director and Consultant Equity Incentive Plan to provide for the issuance of equity awards reflecting up to 41,710,968 of shares of common stock to enable the Company to recruit and retain highly qualified employees, directors and consultants; provide them with an incentive for productivity; and provide them with an opportunity to share in the growth and value of the Company.

The funds raised in the financing are intended to be used for operations and to support the strategic priorities of the Company, which include attaining a CE mark for EndoBarrier, initiation of the I-STEP trial in India and resumption of the STEP-1 pivotal trial in the United States, pending the removal of COVID-19 related restrictions.

Chief Financial Officer / Secretary United States: Charles Carter +1 (781) 357-3263 ccarter@gidynamics.com

“We appreciate the ongoing support of Crystal Amber and look forward to continued achievements across our operations,” said Scott Schorer, GI Dynamics president and chief executive officer. “We are focused on attaining a CE Mark for EndoBarrier, continuing enrollment in the STEP-1 pivotal trial (US) and maintaining the care for patients already enrolled, gaining approval to initiate enrollment in the I-STEP clinical trial with Apollo Sugar (India), and continuing to work with leading clinicians around the world to develop further EndoBarrier clinical data.”

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com	About GI Dynamics GI Dynamics®, Inc. is the developer of EndoBarrier®, the first endoscopically delivered medical device for the treatment of type 2 diabetes and the reduction of obesity.

Boston, United States September 10, 2020 Chief Financial Officer / Secretary United States: Charles Carter +1 (781) 357-3263 ccarter@gidynamics.com

EndoBarrier is not approved for sale and is limited by federal law to investigational use only. EndoBarrier is subject to an Investigational Device Exemption by the FDA in the United States and is the subject of a pivotal trial in the United States and a future pivotal trial in India.

Founded in 2003, GI Dynamics is headquartered in Boston, Massachusetts. For more information please visit the Company website at www.gidynamics.com.

Forward-Looking Statements

This announcement may contain forward-looking statements. These statements are based on management’s current estimates and expectations of future events as of the date of this announcement. Furthermore, the estimates are subject to several risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, risks associated with the ability of the Company, its critical vendors, and key regulatory agencies to resume operational capabilities subsequent to the removal of COVID-19 pandemic restrictions; the Company’s ability to continue to operate as a going concern; the Company’s ability to raise sufficient additional funds to continue operations; the Company’s ability to maintain compliance with its obligations under its existing convertible note agreement executed with Crystal Amber, including its obligation to repay the convertible note, which matures on June 30, 2022; the Company’s ability to conduct the planned pivotal trial of EndoBarrier in the United States (STEP-1); the Company’s ability to execute STEP-1 under the FDA’s Investigational Device Exemption; the Company’s ability to enlist clinical trial sites and enroll patients in accordance with STEP-1; the risk that the FDA stops STEP-1 early as a result of the occurrence of certain safety events or does not approve an expansion of STEP-1; the Company’s ability to enroll patients in accordance with I-STEP; the Company’s ability to secure a CE Mark; obtaining and maintaining regulatory approvals required to market and sell the Company’s products; the possibility that future clinical trials will not be successful or confirm earlier results; the timing and costs of clinical trials; the timing of regulatory submissions; the timing, receipt and maintenance of regulatory approvals; the timing and amount of other expenses; the timing and extent of third-party reimbursement; intellectual-property risk; risks related to excess inventory; risks related to assumptions regarding the size of the available market; the benefits of the Company’s products; product pricing; timing of product launches; future financial results; and other factors, including those described in the Company’s filings with the SEC.

Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com

Boston, United States September 10, 2020 Chief Financial Officer / Secretary United States: Charles Carter +1 (781) 357-3263 ccarter@gidynamics.com

Given these uncertainties, one should not place undue reliance on these forward-looking statements. The Company does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or otherwise, unless it is required to do so by law.

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Investor Relations United States: Janell Shields +1 (781) 357-3280 investor@gidynamics.com